Essential Innovations Technology Canadian Subsidiary Executes
                   Regional Exclusive Distribution Agreement

Bellingham, Washington, June 10th, 2005 - Essential Innovations Technology Corp. (OTCBB: ESIV) is pleased to announce that the Company's Canadian subsidiary has recently signed and secured an exclusive technology distribution agreement with Jarvas Earth Energy Ltd., a British Columbia corporation, for a territory in the Shuswap Lake region of British Columbia, Canada. The Agreement calls for specific target quotas to be met for annual contract renewal.

Essential Innovations Technology Corp. provides cutting-edge geoexchange solutions for residential, commercial and industrial applications as both a geoexchange energy service company and as a manufacturer of proprietary geothermal heat pump technology. The Company was incorporated in April 2001, and it has two wholly owned subsidiaries located in British Columbia, Canada and in Hong Kong, SAR, China.

"This Exclusive Technology Distribution Agreement represents the first of a number of exclusive territory distribution and sales channel opportunities the Company is currently negotiating for our proprietary geothermal heat pump technology, through our 100% wholly-owned manufacturing subsidiary in Surrey, British Columbia," stated Jason McDiarmid, President & CEO of Essential Innovations Technology.

Essential Innovations Technology currently has operations in the USA, Canada and Hong Kong; exclusive sales agents in Mexico, Hungary, and Alaska; and the Company is now actively seeking further distributors, dealers and project opportunities throughout the North American and international marketplace for its proprietary geoexchange systems and solutions.

For more information contact:
Jason McDiarmid
President & CEO
Tel: 360-392-3902
Fax: 360-733-3941
jmcdiarmid@eitechcorp.com
www.eitechcorp.com

Safe Harbor Statements

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, statements that do not describe historical facts and statements that include the word "believes," "anticipates," "expects," "plans," "intends," "designs" or similar language, as well as statements regarding consumer or marketplace acceptance of the Company's new or existing products; comments concerning marketing and consumer acceptance of proprietary products; the potential benefits of Essential Innovations products; initiatives undertaken by the Essential Innovations' divisions; the Company's research, manufacturing and facilities expansion programs; and the Company's growth.